EXHIBIT 99.3

UIL HOLDINGS CORPORATION
PRO FORMA FINANCIAL INFORMATION
(UNAUDITED)

On November 16, 2010, UIL Holdings Corporation (the “Registrant” or “UIL Holdings”) completed its acquisition (the “Acquisition”) from Iberdrola USA, Inc. (“Iberdrola USA”) of (i) Connecticut Energy Corporation (“CEC”), the parent of The Southern Connecticut Gas Company, (ii) CTG Resources, Inc. (“CTG”), the parent of Connecticut Natural Gas Corporation, and (iii) Berkshire Energy Resources (“Berkshire”), the parent of The Berkshire Gas Company.  The approximately $1.296 billion purchase price less net debt of approximately $331.1 million and a preliminary working capital adjustment of approximately $47.0 million resulted in cash consideration at closing of approximately $917.9 million to Iberdrola USA.  The Registrant paid this cash consideration from a combination of approximately $501.5 million in net proceeds from the Registrant’s September 2010 issuance of 20,355,000 shares of its common stock and the approximately $442.9 million in net proceeds from the Registrant’s October 2010 issuance of $450 million aggregate principal amount of 4.625% Notes due 2020..  While the aggregate purchase price was unchanged, the cash consideration paid at closing was greater than the prior estimate of $885 million due to lower actual levels of net debt assumed, partially offset by the preliminary working capital adjustment.  The lower level of debt reflected prior principal payments of $43.8 million on long-term debt and $38.9 million of cash generated by the acquired entities.  The preliminary working capital adjustment resulted primarily from a seasonal decrease of $45.7 million in accounts receivable.  The financial indebtedness and preliminary working capital adjustments have been included in these pro forma financial statements based on the condensed combined financial statements of CEC and CTG as of and for the nine months ended September 30, 2010 (unaudited), however they remain subject to further adjustment.

The Acquisition will be accounted for in accordance with the acquisition method of accounting and the regulations of the SEC.

The Unaudited Pro Forma Condensed Combined Financial Statements (pro forma financial statements) have been derived from:

•	the consolidated financial statements of UIL Holdings as of and for the year ended December 31, 2009 included in UIL Holdings’ Form 10-K for the fiscal year then ended;

•
the consolidated financial statements of UIL Holdings as of and for the nine months ended September 30, 2010 (unaudited) included in UIL Holdings’ Form 10-Q for the quarterly period ended September 30, 2010;

•	the combined financial statements of CEC and CTG as of and for the year ended December 31, 2009;

•	the condensed combined financial statements of CEC and CTG as of and for the nine months ended September 30, 2010 (unaudited);

•	the financial statements of Berkshire as of and for the year ended December 31, 2009; and

•	the financial statements of Berkshire as of and for the nine months ended September 30, 2010 (unaudited).

The Unaudited Pro Forma Condensed Combined Statements of Income (pro forma statements of income) for the nine months ended September 30, 2010 and year ended December 31, 2009 give effect to the Acquisition as if it were completed on January 1, 2009. The Unaudited Pro Forma Condensed Combined Balance Sheet (pro forma balance sheet) as of September 30, 2010 gives effect to the Acquisition as if it were completed on September 30, 2010.  These unaudited pro forma financial statements should be read in conjunction with the accompanying notes.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) with respect to the statements of income, expected to have a continuing impact on the combined results of UIL Holdings and CEC, CTG and Berkshire.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the Acquisition.

The pro forma statements of income for the nine months ended September 30, 2010 and year ended December 31, 2009 include certain nonrecurring charges.  The pro forma statement of income for the nine months ended September 30, 2010 includes an after-tax goodwill impairment charge of $271.2 million, and certain nonrecurring offsets to expenses totaling $2 million after-tax.  The pro forma statement of income for the year ended December 31, 2009 includes nonrecurring expenses totaling $12 million after-tax.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements. The final amounts recorded may differ materially from the information presented.  These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company.  The pro forma results of operations for the nine-month period ended September 30, 2010 do not necessarily represent 75% of the ultimate result for the full year 2010.  For example, electric and gas revenues vary by season, with the highest revenues typically in the third quarter for electric revenues and in the first quarter for gas revenues.

UIL HOLDINGS CORPORATION, CONNECTICUT ENERGY CORPORATION AND CTG RESOURCES, INC.,
AND THE BERKSHIRE GAS COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
(In Thousands except per share amounts)

For the Nine Months Ended September 30, 2010

	UIL	CEC and		Pro Forma Adjustments			Pro Forma
	Holdings (a)	CTG (a)	Berkshire (a)	(b)	Other		Combined

Operating Revenues	$663,673	$537,494	$48,823	$(33,014)	$-		$1,216,976
Operating Expenses
Fuel and purchased power	194,531	293,353	25,314	(1,745)	-		511,453
Other operating expenses	238,780	111,958	9,400	(18,411)	(13,171)	(d)	328,556
Depreciation and amortization	82,672	34,349	4,939	(4,017)	-		117,943
Goodwill impairment charge	-	249,844	21,331	-	-		271,175
Taxes - other than income taxes	54,534	33,506	1,735	(2,309)	-		87,466
Total Operating Expenses	570,517	723,010	62,719	(26,482)	(13,171)		1,316,593
Operating Income (Loss)	93,156	(185,516)	(13,896)	(6,532)	13,171		(99,617)

Other Income and (Deductions), net	14,551	1,359	1,333	3,127	-		20,370

Interest Charges, net	32,627	22,149	2,507	(51)	16,056	(c)	73,288

Income (Loss) Before Income Taxes and Equity Earnings	75,080	(206,306)	(15,070)	(3,354)	(2,885)		(152,535)

Income Taxes	32,089	(3,880)	2,438	16,987	(1,558)	(c)(d)	46,076

Income (Loss) Before Equity Earnings	42,991	(202,426)	(17,508)	(20,341)	(1,327)		(198,611)
Income (Loss) from Equity Investments	(544)	(392)	(4)	353	-		(587)
Net Income (Loss)	$42,447	$(202,818)	$(17,512)	$(19,988)	$(1,327)		$(199,198)

Average Number of Common Shares Outstanding - Basic	30,743	N/A	N/A	N/A	19,684	(e)	50,427
Average Number of Common Shares Outstanding - Diluted	31,067	N/A	N/A	N/A	19,684	(e)	50,751

Earnings Per Share of Common Stock - Basic	$1.38	N/A	N/A	N/A	N/A		$(3.94)
Earnings Per Share of Common Stock - Diluted	$1.36	N/A	N/A	N/A	N/A		$(3.94)

Cash Dividends Declared per share of Common Stock	$1.296	N/A	N/A	N/A	N/A		$1.296

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial
Statements are an integral part of the pro forma financial statements.

UIL HOLDINGS CORPORATION, CONNECTICUT ENERGY CORPORATION AND CTG RESOURCES, INC.,
AND THE BERKSHIRE GAS COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSETS
(In Thousands)

As of September 30, 2010

	UIL	CEC and		Pro Forma Adjustments				Pro Forma
	Holdings (a)	CTG (a)	Berkshire (a)	(b)	(f)	Other		Combined

Current Assets
Unrestricted cash, restricted cash, and temporary cash investments	$545,023	$55,566	$6,274	$706	$-	$(488,735)	(h)(i)(j)	$118,834
Accounts receivable and unbilled revenues	156,291	86,621	3,573	(6,663)	1,265	-		241,087
Related party accounts receivable	-	1,265	-	-	(1,265)	-		-
Related party notes receivable	-	3,050	-	(3,050)	-	-		-
Natural gas in storage, at average cost	-	132,345	5,698	(12,236)	-	-		125,807
Materials and supplies, at average cost	5,019	1,682	505	-	-	-		7,206
Other current assets	72,088	22,936	2,330	(11,989)	-	-		85,365
Total Current Assets	778,421	303,465	18,380	(33,232)	-	(488,735)		578,299

Other investments	66,096	354,451	3,013	(340,452)	-	-		83,108

Property, Plant and Equipment	1,662,076	1,338,223	155,619	(63,053)	-	-		3,092,865
Less, accumulated depreciation	411,252	427,625	49,991	(34,851)	-	-		854,017
Net Property, Plant and Equipment	1,250,824	910,598	105,628	(28,202)	-	-		2,238,848

Other Assets
Regulatory assets	597,796	351,186	31,580	-	-	-		980,562
Related party note receivable	61,432	-	-	-	-	-		61,432
Goodwill	-	210,029	54,666	(3,784)	-	(1,367)	(g)(h)	259,544
Other	38,378	13,646	1,936	(4,881)	-	3,560	(i)	52,639
Total Deferred Charges and Other Assets	697,606	574,861	88,182	(8,665)	-	2,193		1,354,177

Total Assets	$2,792,947	$2,143,375	$215,203	$(410,551)	$-	$(486,542)		$4,254,432

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial
Statements are an integral part of the pro forma financial statements.

UIL HOLDINGS CORPORATION, CONNECTICUT ENERGY CORPORATION AND CTG RESOURCES, INC.,
AND THE BERKSHIRE GAS COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

LIABILITIES
(In Thousands)

As of September 30, 2010

	UIL	CEC and		Pro Forma Adjustments				Pro Forma
	Holdings (a)	CTG (a)	Berkshire (a)	(b)	(f)	Other		Combined
Current Liabilities
Current portion of long-term debt	$65,518	$30,000	$3,000	$-	$-	$-		$98,518
Related party note payable	-	12,284	-	(12,284)	-	-		-
Accounts payable	91,997	35,095	1,598	(3,514)	4,851	-		130,027
Related party accounts payable	-	4,851	-	-	(4,851)	-		-
Dividends payable	13,007	-	-	-	-	-		13,007
Accrued liabilities	36,700	-	-	(1,147)	32,259	-		67,812
Taxes accrued	13,694	24,476	2,174	(5,262)	-	(4,070)	(j)	31,012
Other	43,600	35,644	5,398	-	(32,259)	-		52,383
Total Current Liabilities	264,516	142,350	12,170	(22,207)	-	(4,070)		392,759

Noncurrent Liabilities
Pension accrued	142,372	-	-	-	98,590	-		240,962
Other post-retirement benefits accrued	49,435	136,538	-	-	(98,324)	-		87,649
Derivative liabilities	123,228	-	-	-	-	-		123,228
Deferred income taxes	296,206	292,675	18,719	(106,337)	-	(186,338)	(h)	314,925
Regulatory liabilities	82,527	307,464	28,107	-	-	-		418,098
Other	35,070	41,022	14,037	(657)	(266)	-		89,206
Total Noncurrent Liabilities	728,838	777,699	60,863	(106,994)	-	(186,338)		1,274,068

Capitalization
Long-term debt	715,460	314,000	34,000	-	-	446,418	(i)	1,509,878

Preferred stock equity	-	750	78	-	-	-		828

Common Stock Equity
Common stock	926,958	2	-	(2)	-	-		926,958
Paid-in capital	16,340	1,117,678	128,108	(220,043)	-	(1,025,743)	(g)	16,340
Retained earnings	140,835	(215,595)	(20,016)	(54,770)	-	283,147	(g)(j)	133,601
Accumulated other comprehensive loss	-	(44)	-	-	-	44	(g)	-
Net Common Stock Equity	1,084,133	902,041	108,092	(274,815)	-	(742,552)		1,076,899

Other Noncontrolling Interests	-	6,535	-	(6,535)	-	-		-

Total Capitalization	1,799,593	1,223,326	142,170	(281,350)	-	(296,134)		2,587,605

Total Liabilities and Capitalization	$2,792,947	$2,143,375	$215,203	$(410,551)	$-	$(486,542)		$4,254,432

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial
Statements are an integral part of the pro forma financial statements.

UIL HOLDINGS CORPORATION, CONNECTICUT ENERGY CORPORATION AND CTG RESOURCES, INC.,
AND THE BERKSHIRE GAS COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
(In Thousands except per share amounts)

For the Year Ended December 31, 2009

	UIL	CEC and		Pro Forma Adjustments			Pro Forma
	Holdings (a)	CTG (a)	Berkshire (a)	(b)	Other		Combined

Operating Revenues	$896,550	$713,701	$64,043	$(45,515)	$-		$1,628,779
Operating Expenses
Fuel and purchased power	333,339	381,375	30,251	(2,877)	-		742,088
Other operating expenses	282,865	181,442	13,917	(26,170)	-		452,054
Depreciation and amortization	98,116	51,061	5,947	(11,379)	-		143,745
Taxes - other than income taxes	60,062	48,736	2,246	(3,050)	-		107,994
Total Operating Expenses	774,382	662,614	52,361	(43,476)	-		1,445,881
Operating Income	122,168	51,087	11,682	(2,039)	-		182,898

Other Income and (Deductions), net	5,586	6,204	1,054	(4,543)	-		8,301

Interest Charges, net	40,400	31,865	3,543	(394)	21,385	(c)	96,799

Income Before Income Taxes and Equity Earnings	87,354	25,426	9,193	(6,188)	(21,385)		94,400

Income Taxes	33,096	(12,160)	3,562	12,167	(8,400)	(c)	28,265

Income Before Equity Earnings	54,258	37,586	5,631	(18,355)	(12,985)		66,135
Income (Loss) from Equity Investments	59	(666)	(6)	627	-		14
Net Income	$54,317	$36,920	$5,625	$(17,728)	$(12,985)		$66,149

Average Number of Common Shares Outstanding - Basic	28,027	N/A	N/A	N/A	20,355	(e)	48,382
Average Number of Common Shares Outstanding - Diluted	28,273	N/A	N/A	N/A	20,355	(e)	48,628

Earnings Per Share of Common Stock - Basic	$1.94	N/A	N/A	N/A	N/A		$1.36
Earnings Per Share of Common Stock - Diluted	$1.93	N/A	N/A	N/A	N/A		$1.36

Cash Dividends Declared per share of Common Stock	$1.728	N/A	N/A	N/A	N/A		$1.728

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial
Statements are an integral part of the pro forma financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The pro forma adjustments included in the pro forma financial statements are as follows:

Adjustments to Pro Forma Financial Statements

(a) UIL Holdings, CEC, CTG, and Berkshire historical presentation – Based on UIL Holdings’ review of CEC, CTG and Berkshire’s summary of significant accounting policies disclosed in their financial statements and preliminary discussions with their management, the nature and amount of any adjustments to the historical financial statements of CEC, CTG and Berkshire to conform their accounting policies to those of UIL Holdings are not expected to be material.  Further review of CEC, CTG and Berkshire’s accounting policies and financial statements may result in revisions to their policies and classifications to conform to UIL Holdings.  Additionally, certain immaterial amounts reported in the consolidated financial statements of UIL Holdings as of and for the year ended December 31, 2009 have been reclassified to conform to the presentation in the consolidated financial statements of UIL Holdings as of and for the nine months ended September 30, 2010.

(b) CNE Energy Services Group, Inc. (CNE Energy) and TEN Companies, Inc. (TEN) – Represents the removal of CNE Energy and TEN from CEC and CTG.  These subsidiaries of CEC and CTG are involved in operations outside the regulatory gas distribution business and are not included in the Acquisition.

(c) Interest expense – Reflects an increase in interest expense related to the October 2010 issuance of $450 million of senior unsecured debt with a fixed interest rate of 4.625% and a 10 year maturity, amortization of the associated debt issuance costs, and accretion of the $3.6 million discount, calculated as follows (dollars in thousands):

	Nine months ended	Year ended
	September 30, 2010	December 31, 2009
October 2010 issuance of senior unsecured debt	$450,000	$450,000
Interest rate (includes amortization of debt issuance costs)	4.625%	4.625%
	$15,609	$20,813
Amortization of senior unsecured debt issuance costs	$223	$285
Accretion of senior unsecured debt discount	$224	$287
Total interest expense	$16,056	$21,385
Tax effect	$(6,300)	$(8,400)

(d) Transaction Costs – Reflects the removal of transaction costs (primarily advisory, consulting, and legal expenses) as they reflect non-recurring charges directly related to the Acquisition (dollars in thousands).

Nine months ended
September 30, 2010
Pro forma transaction cost adjustment	$(13,171)
Tax effect	$4,742

(e) Average Number of Common Shares Outstanding – Reflects the impact of the September 2010 issuance of 20,355,000 shares of common stock, which amounted to net proceeds of approximately $501.5 million after expenses and underwriting discounts, to provide funds to complete the Acquisition.  Basic and diluted earnings per share of common stock under the two-class method are as follows (dollars in thousands):

	Nine months ended	Year ended
	September 30, 2010	December 31, 2009

Numerator:
Pro forma net income (loss)	$(199,198)	$66,149
Less: Pro forma net income (loss) allocated to unvested units	(425)	162
Pro forma net income (loss) attributable to common shareholders	$(198,773)	$65,987

Denominator:
Basic average number of shares outstanding	30,743	28,027
Pro forma adjustment	19,684	20,355
Pro forma basic average number of shares outstanding	50,427	48,382
Effect of dilutive securities	324	246
Pro forma diluted average number of shares outstanding	50,751	48,628

Earnings per share:
Basic pro porma earnings per share of common stock	$(3.94)	$1.36
Diluted pro porma earnings per share of common stock	$(3.94)	$1.36

(f) Reclassification of Certain Historical Amounts – Represents certain asset and liability accounts included in CEC, CTG, and Berkshire’s historical presentations being reclassified to conform to UIL Holdings’ historical presentation.

(g) Equity and Goodwill – Reflects the removal of the historical common stock equity accounts and remaining historical goodwill of CEC and CTG, and Berkshire after adjustment (b).

(h) Purchase Price Allocation – Reflects the preliminary estimate of the excess of the purchase price paid over the fair value of CEC, CTG and Berkshire’s assets acquired and liabilities assumed based upon a closing date of September 30, 2010.  Under the purchase method of accounting, the total estimated purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values with the excess of the purchase price over the fair value recorded to goodwill.  UIL Holdings has assumed the historical book value of the assets and liabilities of CEC, CTG and Berkshire approximates their fair value given the regulation they operate under in Connecticut and Massachusetts.  The following represents the excess of the purchase price over the fair value of the net assets acquired (dollars in thousands):

Purchase price, net	$ 885,000
Working capital adjustment to purchase price	(56,429)
Financial indebtedness adjustment to purchase price	91,718
Less: book value of net assets of CEC, CTG and Berkshire	(1,010,133)
Adjustments related to:
Elimination of CNE Energy and TEN - adjustment (b)	274,815
Elimination of historical goodwill - adjustment (g)	260,911
Pro forma adjustment to deferred income tax liabilities*	(186,338)
$ 259,544

*To remove the remaining deferred income tax liabilities of CEC and CTG after adjustment (b)

Pursuant to the authoritative guidance on goodwill and other intangible assets, goodwill is not amortized; rather, impairment tests are performed at least annually or more frequently if circumstances indicate an impairment may have occurred.  If an impairment exists, the goodwill is immediately written down to its fair value through a current charge to income.  Accordingly, the goodwill arising from the Acquisition will be subject to an impairment test at least annually.

(i) Debt – Reflects the October 2010 issuance of $450 million of senior unsecured debt with an interest rate of 4.625% and a 10-year maturity, offset by issuance costs of $3.6 million included in other assets and a discount of $3.6 million, to provide funds to complete the Acquisition.

(j) Transaction Costs – Reflects an estimated payment of the anticipated remaining transaction costs (primarily advisory, consulting, and legal expenses) (dollars in thousands).

As of
September 30, 2010
Pro forma transaction cost adjustment to cash	$(11,304)
Tax effect	$4,070

Detail of adjustments to cash – The following details the adjustments to cash (dollars in thousands):

October 2010 debt issuance	$446,418
Purchase price, net	(885,000)
Working capital purchase price adjustment - adjustment (h)	56,429
Financial indebtedness purchase price adjustment - adjustment (h)	(91,718)
Debt issuance costs - adjustment (i)	(3,560)
Remaining anticipated transaction costs - adjustment (j)	(11,304)

$(488,735)